SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 27, 2004

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14141	13-3937434
333-46983	13-3937436

(Commission File Number)	(IRS Employer Identification No.)
600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)

(212) 697-1111

(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

L-3 Communications Holdings, Inc. (the "Company") announced on December 27, 2004 that Robert V. LaPenta, President and Chief Financial Officer of the Company, has decided to retire from the Company effective April 1, 2005. Also effective April 1, 2005, Mr. LaPenta will retire from the Company's Board of Directors.

The Company also announced that effective April 1, 2005, Michael T. Strianese, Senior Vice President – Finance of the Company, will assume the responsibilities of Chief Financial Officer. Mr. Strianese, 48, joined the Company in April 1997 as Vice President – Finance and Controller, and has served as Senior Vice President – Finance since March 2001.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title
99.1	Press Release announcing (i) the retirement of Robert V. LaPenta as President and Chief Financial Officer and as a member of the Company's Board of Directors and (ii) the appointment of Michael T. Strianese as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC.

By: /s/ Christopher C. Cambria
Name: Christopher C. Cambria

Title:	Senior Vice President, Secretary and General Counsel

L-3 COMMUNICATIONS CORPORATION

By: /s/ Christopher C. Cambria
Name: Christopher C. Cambria

Title:	Senior Vice President, Secretary and General Counsel

Dated: December 27, 2004

EXHIBIT INDEX

Exhibit Number	Title
99.1	Press Release announcing (i) the retirement of Robert V. LaPenta as President and Chief Financial Officer and as a member of the Company's Board of Directors and (ii) the appointment of Michael T. Strianese as Chief Financial Officer